SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                       --------------------------
                               FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                       BANK OF AMERICA CORPORATION
          (Exact name of registrant as specified in its charter)

               Delaware                       56-0906609
        (State of incorporation             (IRS Employer
           or organization)              Identification No.)

       Bank of America Corporate Center,
          Charlotte, North Carolina              28255
    (Address of principal executive offices)   (Zip Code)

 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

 If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

 Securities Act registration statement file number to which this form
  relates:   333-51367.

  Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered:                      each class is to be registered:

 0.25% Series H Senior Basket-Indexed     New York Stock Exchange
 Notes Due 2006

  Securities to be registered pursuant to Section 12 (g) of the Act:

                             None

Item 1.  Description of Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: Bank of America Corporation 0.25% Series H Senior Basket-Indexed Notes Due 2006 (the "Indexed Notes"). A description of the Indexed Notes registered hereunder is set forth under the caption "Description of Debt Securities" in the prospectus included in the Registrant's Form S-3 Registration Statement (Registration No. 333-51367) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on May 21, 1998, as supplemented by the information under the caption "Description of Notes" in the Prospectus Supplement dated November 16, 1998 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Indexed Notes contained in Pricing Supplement No. 230 dated September 2, 1999 filed pursuant to Rule 424(b) promulgated under the Act, which contains the final terms and provisions of the Indexed Notes and is hereby deemed to be incorporated by reference into this registration statement and be a part hereof.

  Item 2.  Exhibits.

  1. Form of Registrant's 0.25% Series H Senior Basket-Indexed Notes due 2006.

  2. Indenture dated as of January 1, 1995 between the Registrant and BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No. 33-57533); and First Supplemental Indenture thereto among the Registrant and U.S. Bank Trust National Association (the successor trustee to BankAmerica National Trust Company) dated as of September 18, 1998, incorporated by reference to
       Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed November 18, 1998.

                          SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.


                                        BANK OF AMERICA CORPORATION


  Date: September 13, 1999              By:  /s/ JOHN E. MACK
                                            John E. Mack
                                            Senior Vice President

                           Exhibit Index

  1. Form of Registrant's 0.25% Series H Senior Basket-Indexed Notes due 2006.

  2. Indenture dated as of January 1, 1995 between the Registrant and BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No. 33-57533); and First Supplemental Indenture thereto among the Registrant and U.S. Bank Trust National Association (the successor trustee to BankAmerica National Trust Company) dated as of September 18, 1998, incorporated by reference to
       Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed November 18, 1998.